UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2023

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2023, Lynn Blake notified Nuwellis, Inc., a Delaware corporation (the “Company”) of her decision to resign as the Chief Financial Officer of the Company. Ms. Blake’s last date with the Company is expected to be September 1, 2023 (the “Separation Date”). Ms. Blake’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or procedures. The Company intends to appoint Rob Scott, the Company’s current Senior Finance Director, as its new Chief Financial Officer, effective September 2, 2023.

In connection with Ms. Blake’s resignation, the Company and Ms. Blake entered into a Transition Agreement on August 4, 2023 (the “Transition Agreement”) whereby the Company has agreed: (i) to pay Ms. Blake her regular salary rate for the four (4) week period following the Separation Date and (ii) to continue to pay 100% of the premium for Ms. Blake to continue her healthcare benefits under COBRA through December 31, 2023, provided that (x) she timely and properly elects to continue health coverage under COBRA, and (y) she remains eligible for COBRA benefits and does not qualify for health care coverage from another employer during such period. The Transition Agreement contains non-competition and non-solicitation provisions, a release of claims, and a mutual non-disparagement provision.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Additionally, on August 4, 2023, the Company and Ms. Blake entered into a Consulting Agreement (the “Consulting Agreement”) whereby Ms. Blake will provide consulting services to the Company related to the chief financial officer transition, beginning September 4, 2023, through March 31, 2024. For her services, Ms. Blake shall receive $250 per hour, up to a maximum of $750 per day and no more than $2,500 per week, except upon prior agreement of the parties. The Consulting Agreement contains standard indemnification, confidentiality, non-solicitation and non-competition provisions.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 8, 2023, the Company issued a press release announcing the resignation of Ms. Blake. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit Number	Exhibit Description
10.1	Transition Agreement dated August 4, 2023 by and between Nuwellis, Inc. and Lynn Blake
10.2	Consulting Agreement dated August 4, 2023 by and between Nuwellis, Inc. and Lynn Blake
99.1	Press Release dated August 8, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2023	NUWELLIS, INC.

	By:	/s/ Nestor Jaramillo, Jr
	Name:	Nestor Jaramillo, Jr.
	Title:	President and Chief Executive Officer